Exhibit 99.1
UPDATED - AUGUST 24, 2023
Fortrea Reports Second-Quarter 2023 Results and Provides Full-Year 2023 Guidance

•For the three months ended June 30, 2023:
•Revenues of $793.0 million
•GAAP net income of $28.3 million
•Adjusted EBITDA of $72.5 million
•GAAP and adjusted earnings per share of $0.32 and $0.52, respectively
•Provides full-year financial outlook

DURHAM, N.C., August 14, 2023— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the second quarter ended June 30, 2023.
“Fortrea is now an independent CRO, as we successfully completed our spin at the end of June. This independence will allow Fortrea to focus our investments to improve research and delight our customers,” said Tom Pike, chairman and chief executive officer of Fortrea. “This is the next chapter for a company that has been carefully assembled over the past 30 years. We have established a great leadership team, an experienced Board of Directors and a robust governance structure. At the same time, our talented global team has remained focused on project delivery and our purpose of bringing life-changing treatments to patients faster while creating an independent company. The transformation has begun. We are encouraged by our customers’ response to our team and the completion of our spin, and we see positive momentum in the flow of new opportunities this quarter. Looking forward, we are positioned to make rapid progress against our goals and strategies, leveraging our customer relationships to drive revenue growth and margin expansion in an attractive clinical services market.”
Second Quarter 2023 Financial Results
Revenue for the second quarter was $793.0 million, which was flat compared to the second quarter of 2022. Revenue for Clinical Services was $726.1 million and was $66.9 million for Enabling Services.
Second quarter GAAP net income was $28.3 million and earnings per share was $0.32, compared to second quarter of 2022 GAAP net income of $66.4 million and earnings per share of $0.75. Second quarter adjusted EBITDA was $72.5 million, compared to second quarter of 2022 adjusted EBITDA of $115.3 million.
First Half 2023 Financial Results
Revenue for the first half was $1,557.2 million, which was 0.1% lower than the first half of 2022. Revenue for Clinical Services was $1,418.1 million and was $139.1 million for Enabling Services.
First half GAAP net income was $45.7 million and earnings per share was $0.51, compared to first half of 2022 GAAP net income of $98.9 million and earnings per share of $1.11. First half adjusted EBITDA was $129.6 million, compared to first half of 2022 adjusted EBITDA of $190.1 million.
The Company’s cash and cash equivalents were $114.3 million and debt was $1,640.0 million at June 30, 2023. For the first half of 2023, operating cash flow was $154.2 million and free cash flow was $128.4 million.

As part of becoming a standalone company, Fortrea reviewed and modified its backlog composition and recognition policies to facilitate period-to-period reporting going forward. Information about these modified policies will be provided in the second-quarter earnings call.
Full-Year 2023 Guidance
For the full year 2023, the Company expects revenue in the range of $3,034 million to $3,096 million and adjusted EBITDA in the range of $255 million to $285 million. This guidance assumes a full year 2023 adjusted tax rate of 27% to 30% and does not reflect the potential impact of currency fluctuations.
Earnings Call and Replay
Fortrea will host its quarterly conference call on Monday, August 14, 2023, at 8:00 am ET to review its second -quarter performance. The conference can be accessed through the Fortrea Investor Relations website or the following earnings webcast link. To avoid potential delays, please join at least 10 minutes prior to the start of the call. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Fortrea Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development and patient access solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients in need. Fortrea provides phase I-IV clinical trial management, clinical pharmacology, differentiated technology enabled trial solutions and post-approval services.
Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team of more than 19,000 people working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.
Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and Twitter @Fortrea.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s full-year 2023 guidance, project delivery, revenue growth and margin expansion. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: if the Company does not realize some or all of the benefits expected to result from the spin-off of the Company (the “Spin”) from Laboratory Corporation of America Holdings (“Labcorp”), or if such benefits are delayed; risks and consequences that are a result of the Spin; the impacts of becoming an independent public company; our reliance on Labcorp to provide financial reporting and other financial and accounting information for periods prior to the Spin through the end of the relevant transition agreements, as well as IT, accounting, finance, legal, human resources, and other services critical to the Company’s businesses; the Company’s dependence on third parties generally to provide services critical to the Company’s businesses throughout the transition period and beyond; the establishment of our accounting, enterprise resource planning, and other management systems post the transition period could cost more or take longer than anticipated; the impact of the rebranding of the Company; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not rebound after the Spin to the extent or over the time period the Company anticipates, that such measures may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices the Company’s contracts, overrun the Company’s cost estimates, or fail to receive approval for, or experience delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Information Statement filed with the Company’s Registration Statement on Form 10, as amended (the “Form 10”), as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2023 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$793.0	$793.1	$1,557.2	$1,572.1
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $27.0, $23.9, $48.8, and $44.1 during the three and six months ended June 30, 2023 and 2022, respectively)	649.4	614.3	1,285.6	1,252.8
Selling, general and administrative expenses, exclusive of depreciation and amortization	80.8	71.2	158.8	145.8
Depreciation and amortization	25.1	23.4	47.9	47.0
Restructuring and other charges	3.9	13.0	5.1	22.6
Total costs and expenses	759.2	721.9	1,497.4	1,468.2
Operating income (loss)	33.8	71.2	59.8	103.9
Other income (expense):
Interest expense	(0.7)	—	(0.7)	—
Foreign exchange gain (loss)	5.4	12.0	(0.1)	16.3
Other, net	0.4	0.4	1.0	0.9
Net income before income taxes	38.9	83.6	60.0	121.1
Provision for income taxes	10.6	17.2	14.3	22.2
Net income	$28.3	$66.4	$45.7	$98.9

Earnings per common share
Basic and diluted	$0.32	$0.75	$0.51	$1.11

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$114.3	$112.0
Accounts receivable and unbilled services, net	1,014.7	1,022.2
Prepaid expenses and other	102.5	112.7
Total current assets	1,231.5	1,246.9
Property, plant and equipment, net	212.3	164.9
Goodwill, net	2,025.2	1,997.3
Intangible assets, net	801.5	823.3
Deferred income taxes	2.0	1.2
Other assets, net	83.7	54.3
Total assets	$4,356.2	$4,287.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$105.3	$81.5
Accrued expenses and other current liabilities	336.2	322.7
Unearned revenue	264.3	271.5
Short-term borrowings	26.1	—
Short-term operating lease liabilities	20.2	23.3
Total current liabilities	752.1	699.0
Long-term debt, less current portion	1,578.9	—
Operating lease liabilities	52.9	40.1
Deferred income taxes and other tax liabilities	184.2	184.5
Other liabilities	37.0	21.7
Total liabilities	2,605.1	945.3
Commitments and contingent liabilities
Equity
Former parent investment	—	3,618.6
Common stock, 88.8 and 0.0 shares outstanding at June 30, 2023, and December 31, 2022, respectively	0.1	—
Additional paid-in capital	1,976.5	—
Accumulated other comprehensive loss	(225.5)	(276.0)
Total equity	1,751.1	3,342.6
Total liabilities and equity	$4,356.2	$4,287.9

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$45.7	$98.9
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation and amortization	47.9	47.0
Stock compensation	16.1	13.2
Operating lease right-of-use asset expense	14.3	10.9
Deferred income taxes	(3.9)	(6.8)
Other, net	6.5	3.3
Decrease (increase) in accounts receivable and unbilled services, net	7.8	(85.3)
Increase in prepaid expenses and other	(16.0)	(8.9)
Increase in accounts payable	23.7	20.5
Decrease in unearned revenue	(7.7)	(35.8)
Increase (decrease) in accrued expenses and other	19.8	(78.7)
Net cash provided by (used for) operating activities	154.2	(21.7)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25.8)	(19.0)
Proceeds from sale of assets	0.3	0.3
Net cash used for investing activities	(25.5)	(18.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loans	1,061.4	—
Proceeds from issuance of senior notes	570.0	—
Debt issuance costs	(26.4)	—
Special payment to Former Parent	(1,595.0)	—
Net transfers (to) from Former Parent	(136.7)	46.1
Net cash used for financing activities	(126.7)	46.1
Effect of exchange rate changes on cash and cash equivalents	0.3	(4.8)
Net increase in cash and cash equivalents	2.3	0.9
Cash and cash equivalents at beginning of period	112.0	94.6
Cash and cash equivalents at end of period	$114.3	$95.5

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(Unaudited)

	Trailing Twelve Months Ended June 30,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022
Adjusted EBITDA:
Net income (loss)	$139.7	$28.3	$66.4	$45.7	$98.9
Provision for income taxes	36.2	10.6	17.2	14.3	22.2
Interest expense, net	0.7	0.7	—	0.7	—
Foreign exchange (gain) loss	17.2	(5.4)	(12.0)	0.1	(16.3)
Depreciation and amortization (a)	93.6	25.1	23.4	47.9	47.0
Goodwill and other asset impairments (b)	9.8	—	—	—	—
Restructuring and other charges (c)	13.0	3.9	13.0	5.1	22.6
Stock based compensation	28.3	9.4	7.0	16.1	13.2
Acquisition and disposition-related costs (d)	2.3	—	1.6	—	1.6
Other	3.7	(0.1)	(1.3)	(0.3)	0.9
Adjusted EBITDA	$344.5	$72.5	$115.3	$129.6	$190.1

(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) During 2022, impairment of identifiable intangible assets of $9.8 was recorded for Enabling Services for impairment of technology assets.
(c) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions within the organization and acquisitions or dispositions of businesses by the Company.
(d) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.

FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted net income (loss):
Net income (loss)	$28.3	$66.4	$45.7	$98.9
Foreign exchange (gain) loss	(5.4)	(12.0)	0.1	(16.3)
Amortization (a)	16.0	16.6	31.9	33.5
Restructuring and other charges (b)	3.9	13.0	5.1	22.6
Stock based compensation	9.4	7.0	16.1	13.2
Acquisition and disposition-related costs (c)	—	1.6	—	1.6
Other	(0.1)	(1.3)	(0.3)	0.9
Income tax impact of adjustments(d)	(5.8)	(5.2)	(12.0)	(14.1)
Adjusted net income (loss)	$46.3	$86.1	$86.6	$140.3

Basic and diluted shares	88.8	88.8	88.8	88.8
Adjusted basic and diluted EPS	$0.52	$0.97	$0.98	$1.58
(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions within the organization and acquisitions or dispositions of businesses by the Company.
(c) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.
(d) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS, INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Six Months Ended June 30, 2023
Net cash provided by operating activities	$154.2
Capital expenditures	(25.8)
Free cash flow	$128.4